Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Exchange Act, the persons named below agree to the joint filing on behalf of each of them of a Statement on
Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001, of Sitestar Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such statement

Dated: June 3, 2014

/s/ Jeffrey I. Moore
Name: Jeffrey I. Moore

/s/ Jeffrey I. Moore
Name: Jeffrey I. Moore as attorney-in-fact for Julia H. Moore

/s/ Jeffrey I. Moore
Name: Jeffrey I. Moore as attorney-in-fact for Jay B. Moore

/s/ Jeffrey I. Moore
Name: Jeffrey I. Moore as attorney-in-fact for William T. May

/s/ Jeffrey I. Moore
Name: Jeffrey I. Moore as attorney-in-fact for M & M Investments

Arquitos Capital Partners, LP
By: Arquitos Capital Management, LLC
its general partner

/s/ Steven L. Kiel
Name: Steven L. Kiel
Title: Managing Member
Arquitos Capital Partners, LP

/s/ Steven L. Kiel
Name: Steven L. Kiel
Title: President
Arquitos Capital Management, LLC

/s/ Steven L. Kiel
Steven L. Kiel, individually

Alesia Value Fund LLC
By: Alesia Asset Management LLC
its managing member

/s/ Jeremy K. Gold
Name: Jeremy K. Gold
Title: Managing Member
Alesia Asset Management LLC

/s/ Jeremy K. Gold
Jeremy K. Gold, individually

/s/ Christopher Olin
Name: Christopher Olin
Title: Managing Member
Alesia Asset Management LLC

/s/ Christopher Olin
Christopher Olin, individually